CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cooperative Bankshares, Inc. on Forms S-8 (Files No. 333-22335 and 333-92219) of our report dated January 21, 2000, on our audit of the consolidated financial statements of Cooperative Bankshares, Inc. for year ended December 31, 1999, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 28, 2002